SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          ________________________

                                  FORM 8-K/A
                                AMENDMENT No. 1

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): May 18, 2000


                         ARCHER SYSTEMS LIMITED, INC.
           (Exact name of registrant as specified in its charter)


         Delaware                  0-26955              22-3652650
------------------------------     -------              ----------
(State or other jurisdiction     (Commission         (I.R.S. Employer
 of incorporation)               File Number)       Identification No.)


        75 Lincoln Highway, Route 27, 2nd Floor, Iselin, NJ, 08830 (Address of principal executive offices, including zip code)

  Registrant's telephone number, including area code:  (732) 906-9060

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------
     INFe.com, a Florida Corporation, whose common shares are traded on the OTCBB and Archer Systems Limited, Inc. ("Registrant") by Strategic Alliance Agreement, dated May 18, 2000 (the "Agreement")agreed to acquire an equity interest in each other's corporation, that they may pursue common goals for their joint benefit. By the Agreement, INFe agreed to grant the Registrant $336,000 worth of INFe.com"s Common Stock, par value $.001 per share ("INFe Shares"). The share price for the purpose of determining the number of shares to be granted to the Registrant was measured at the average trading price of the INFe Shares over the thirty trading days prior to May 18, 2000, which is 300,000 shares at $1.12 per share. Such INFe Shares shall be granted to the Registrant subject to Rule 144 of the Securities and Exchange Commission ("SEC"). In exchange for the INFe Shares, the Registrant agreed to grant INFe $336,000 worth of the Registrant's Common Stock, par value $.001 per share ("Archer Shares"). The share price for the purpose of determining the number of shares to be granted to INFe.com was measured at the average trading price of the Archer Shares over the thirty trading days prior to the date of the signing of this Agreement, or 4,307,692 shares at $.078 per share. Such shares were granted subject to Rule 144 of the SEC.

     INFe.com agreed to include the INFe Shares granted to the Registrant into the first Form SB-2 Public Offering Registration Statement that it filed with the SEC after the date of this agreement subject to the parties entering into mutually agreeable lockup and leakout agreements. Registrant agreed that Registrant will include the Archer Shares granted to INFe.com into the first Public Offering Registration Statement that the Registrant files with the SEC after May 18, 2000, subject to the parties entering into mutually agreeable lockup and leakout agreements.



Item 7.   Financial Statements and Exhibits.

(a)      Financial Statements of businesses acquired:

              Not Applicable

(b)      Pro forma financial information:

              Not Applicable

     (c) Exhibits:

           Exhibit   Description
           -------   -----------
            2(b)     Form of Strategic Alliance Agreement dated May
                     18, 2000.


                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Archer Systems Limited, Inc.


Date:  June 14, 2000         /s/Walter J. Krzanowski
                              --------------------
                                Walter J. Krzanowski
                                Secretary/Treasurer